As filed with the Securities and Exchange Commission on May 9, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PBF Logistics LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	4610	35-2470286
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Dill, Esq.

Senior Vice President, General Counsel and Secretary

PBF Logistics GP LLC

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael Swidler Adorys Velazquez	Todd E. Lenson Jordan M. Rosenbaum	William M. Hartnett Douglas S. Horowitz
Vinson & Elkins LLP 666 Fifth Avenue, 26th Floor New York, New York 10103 Telephone: (212) 237-0000	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Telephone: (212) 806-5400	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-195024.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$31,625,000	$4,074

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.

(2)	Based upon the public offering price.

(3)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $332,062,500 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-195024) declared effective on May 8, 2014, for which a filing fee of $42,770 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed to increase the maximum aggregate offering price of common units representing limited partner interests of the Registrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-195024), initially filed by PBF Logistics LP with the Securities and Exchange Commission on April 3, 2014, as amended by Amendment No. 1 thereto filed on April 22, 2014 and Amendment No. 2 thereto filed on April 30, 2014, and which was declared effective on May 8, 2014, including the exhibits and power of attorney thereto (collectively, the “Prior Registration Statement”), are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies to the Commission that (i) it has instructed its attorneys to pay on its behalf to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on May 9, 2014), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than May 9, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Item 16.	Exhibits

Exhibit No.		Description

5.1*	—	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

8.1*	—	Opinion of Vinson & Elkins LLP relating to tax matters.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Deloitte & Touche LLP.

23.3*	—	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

23.4*	—	Consent of Vinson & Elkins LLP (included in Exhibit 8.1).

24.1	—	Power of Attorney (included on the signature page to the Prior Registration Statement).

*	Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on May 9, 2014.

PBF Logistics LP

By:	PBF Logistics GP LLC,
its general partner

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2014.

Name	Title

* Thomas D. O’Malley	Chairman of the Board of Directors

* Thomas J. Nimbley	Chief Executive Officer (Principal Executive Officer) and Director

* Michael D. Gayda	President and Director

* Matthew C. Lucey	Executive Vice President and Director

* Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Karen B. Davis Karen B. Davis	Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ Jeffrey Dill	Attorney-in-fact for the persons indicated.
Jeffrey Dill

EXHIBIT INDEX

Exhibit No.		Description

5.1*	—	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

8.1*	—	Opinion of Vinson & Elkins LLP relating to tax matters.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Deloitte & Touche LLP.

23.3*	—	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

23.4*	—	Consent of Vinson & Elkins LLP (included in Exhibit 8.1).

24.1	—	Power of Attorney (included on the signature page to the Prior Registration Statement).

*	Filed herewith